Exhibit 99.1

Butterfly Network, Inc. Reports 2020 Financial Results

Strong Year-Over-Year Revenue Growth Driven by Continued Adoption of Butterfly Technology

Highlights

●	Reported 2020 revenues of $46.3 million compared to $27.6 million in 2019, a year-over-year increase of 68%.
●	Introduced the next-generation Butterfly probe, the iQ+, in October 2020.
●	Appointed Dr. Todd Fruchterman as President and Chief Executive Officer in February 2021.
●	Formed strategic collaboration with the American College of Cardiology.
●	Completed business combination with Longview Acquisition Corp. and began trading on the New York Stock Exchange in February 2021.

GUILFORD, Conn. and NEW YORK, New York, March 29, 2021 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company working to bring medical imaging to all and to advance global health equity, today announced financial results for the full year 2020 and provided a business update.

“In 2020, Butterfly grew revenues by 68% to $46.3 million as probe sales continued to increase, driven by the further adoption of our technology by healthcare providers,” said Dr. Todd Fruchterman, Butterfly Network’s President and Chief Executive Officer. “In the fourth quarter, we introduced the next-generation Butterfly probe, the iQ+, and more upgrades to our proprietary, patented technology platform. We are excited to see the demand for our comprehensive solution, which helps healthcare providers intercept disease and treat conditions earlier, and we expect will ultimately reduce the total cost of care while improving patient outcomes.”

“The completion of our business combination with Longview Acquisition Corp. in February 2021 solidifies the company’s financial foundation for the next stage of its growth,” said Stephanie Fielding, Butterfly Network Chief Financial Officer.

Full Year 2020 Financial Results

Total revenues for the full year 2020 were $46.3 million, a 68% increase year-over-year from $27.6 million in 2019. Product revenues for the full year 2020 were $38.4 million, an increase of 53% from $25.1 million in 2019, and Subscription revenues were $7.9 million in 2020, growing 216% from $2.5 million in 2019. These increases were primarily due to a higher volume of products sold from a ramping up of commercial efforts and the introduction of Butterfly iQ+, the next generation hardware in October 2020.

Total gross loss for 2020 was ($61.2) million, compared to 2019 gross loss of ($20.9) million. Total gross margin for the full year of 2020 was (132.4%), compared to (75.8%) in 2019. Cost of revenue in 2020 was significantly impacted by non-recurring charges totaling $62.7 million.

Operating expenses in 2020 were $100.4 million, a moderate 23% increase year-over-year from $81.4 million in 2019, as the company conserved cash while various financing options were evaluated over the course of the year.

Net loss in 2020 was ($162.7) million as compared to a net loss of ($99.7) million during 2019.

EBITDA was ($160.3) million in 2020, compared with ($101.5) million in 2019. Adjusted EBITDA was ($85.2) million in 2020 compared with ($86.0) million in 2019.

Cash and cash equivalents at December 31, 2020 were $60.2 million.

Recent Company Highlights

In February 2021, Butterfly announced the appointment of Dr. Fruchterman as its President and Chief Executive Officer in advance of the closing of its business combination with Longview Acquisition Corp.

The company established a number of partnerships in 2020 designed to expand awareness and the reach of its unique point-of-care ultrasound. This included a collaboration with the American College of Cardiology to transform cardiovascular care using point-of-care ultrasound, announced in October 2020.

Conference Call

A conference call to review 2020 financial results and to provide a business update is scheduled for March 29, 2021 at 4:30 PM Eastern Time. Interested parties may access the conference call by dialing (844) 558-0160 (U.S.) or (236) 714-3222 (International) and referencing Conference ID 9239416. Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Butterfly's website at https://ir.butterflynetwork.com.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011, and recently listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe whole-body ultrasound system using semiconductor technology, the Butterfly iQ. Butterfly’s mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ can be purchased by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom. Butterfly iQ is a prescription device intended for trained and qualified healthcare professionals only.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, development of products and services, potential regulatory approvals, anticipated financial impacts and other effects of the Company’s business combination on its business, and the size and potential growth of current or future markets for its products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business; the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Financial Tables

BFLY OPERATIONS, INC. (FORMERLY BUTTERFLY NETWORK, INC.)

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$60,206	$90,002
Accounts receivable, net	5,752	1,951
Inventories	25,805	9,441
Current portion of vendor advances	2,571	5,239
Prepaid expenses and other current assets	2,960	1,793
Due from related parties	38	829
Total current assets	$97,332	$109,255
Property and equipment, net	6,870	5,325
Non-current portion of vendor advances	37,390	46,940
Other assets – related party	-	1,661
Other non-current assets	5,599	1,956
Total assets	$147,191	$165,137

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$16,400	$5,168
Deferred revenue, current	8,443	3,200
Due to related parties	154	6
Accrued purchase commitments, current	22,890	-
Accrued expenses and other current liabilities	21,808	6,951
Total current liabilities	$69,695	$15,325
Deferred revenue, non-current	$2,790	$587
Convertible debt	49,528	-
Loan payable	4,366	-
Accrued purchase commitments, non-current	19,660	-
Other non-current liabilities	2,146	566
Total liabilities	$148,185	$16,478

Convertible preferred stock	360,937	360,937

Total stockholders’ deficit	$(361,931)	$(212,278)
Total liabilities, convertible preferred stock and stockholders’ deficit	$147,191	$165,137

BFLY OPERATIONS, INC. (FORMERLY BUTTERFLY NETWORK, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per share amounts)

	Year ended December 31,
	2020	2019
Revenue:
Product	$38,347	$25,081
Subscription	7,905	2,502
Total revenue	$46,252	$27,583
Cost of revenue:
Product (including losses on purchase commitments of $60.1 million and $9.5 million, respectively)	$106,407	$47,857
Subscription	1,068	621
Total cost of revenue	$107,475	$48,478
Gross loss	$(61,223)	$(20,895)
Gross margin	(132.4)%	(75.8)%
Operating expenses:
Research and development	$49,738	$48,934
Sales and marketing	26,263	14,282
General and administrative	24,395	18,185
Total operating expenses	$100,396	$81,401
Loss from operations	$(161,619)	$(102,296)
Interest income	285	2,695
Interest expense	(1,141)	-
Total other income (expense), net	(231)	(96)
Loss before provision for income taxes	$(162,706)	$(99,697)
Provision for income taxes	39	-
Net loss	$(162,745)	$(99,697)
Net loss per common share attributable to common stockholders, basic and diluted	$(27.90)	$(17.73)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	5,833,164	5,622,752

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company has provided certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

BFLY OPERATIONS, INC. (FORMERLY BUTTERFLY NETWORK, INC.)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

EBITDA and Adjusted EBITDA

	Years ended December 31,
	2020	2019
Net Loss	$(162,745)	$(99,697)
Add:
Interest income	(285)	(2,695)
Interest expense	1,141	-
Other expense, net	231	96
Provision for income taxes	39	-
Depreciation and amortization	1,316	758
EBITDA	$(160,303)	$(101,538)
Add:
Stock based compensation	11,004	6,038
Loss on purchase commitments	60,113	9,500
Inventory write down	2,570	-
Impairment of prepaid advance	1,390	-
Adjusted EBITDA	$(85,226)	$(86,000)

Contact Information:

Investor Relations

investors@butterflynetwork.com

Media Relations

media@butterflynetwork.com